 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2019

MALIBU BOATS, INC.
(Exact Name of Registrant as specified in its charter)
Commission file number: 001-36290

Delaware	5075 Kimberly Way Loudon, Tennessee 37774	46-4024640
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)
(865) 458-5478
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	MBUU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company      ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01. Entry Into a Material Definitive Agreement.
Second Incremental Facility Amendment and Second Amendment

On May 14, 2019, Malibu Boats, LLC, a wholly-owned indirect subsidiary of Malibu Boats, Inc. (the “Company”) as the borrower (the “Borrower”) entered into the Second Incremental Facility Amendment and Second Amendment (the “Amendment”) to its existing Second Amended and Restated Credit Agreement dated as of June 28, 2017 (as amended, the “Credit Agreement”), by and among the Borrower, Malibu Boats Holdings, LLC, parent of the Borrower and a wholly-owned subsidiary of the Company, and certain subsidiaries of the Borrower parties thereto, as guarantors, the lenders parties thereto, and SunTrust Bank, as administrative agent, swingline lender and issuing bank.

The Amendment converted $35.0 million of the outstanding principal amount under the Borrower’s term loan to outstanding borrowings under the revolving credit facility, increased the borrowing capacity of the revolving credit facility by $35.0 million and extended the maturity date of the revolving credit facility by two years to July 1, 2024. Immediately after effectiveness of the Amendment, the Company had $75.0 million aggregate principal amount outstanding under the term loan and a $120.0 million revolving credit facility with $55.0 million outstanding and $0.8 million in outstanding letters of credit and $64.2 million available for borrowing. The Amendment also, among other things, (i) improves the applicable margin by 50 basis points to a range of 1.25% to 2.25% for LIBOR borrowings and a range of 0.25% to 1.25% for Base Rate borrowings, (ii) improves the commitment fee the Borrower is required to pay for the unused portion of the revolving credit facility to a range of 0.20% to 0.40%, (iii) increases the basket of permitted share repurchases from $20.0 million to $35.0 million in any fiscal year subject to one-year carry forward and compliance with other financial covenants, and (iv) increases the basket of permitted dividends and distributions from up to $6.0 million to up to $10.0 million in any fiscal year, subject to compliance with other financial covenants. The Amendment also revises some of the other restrictive and financial covenants, events of defaults and related definitions by increasing applicable basket amounts and thresholds under the Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
The following exhibits are being furnished as part of this report:

Exhibit No.	Description

10.1
Second Incremental Facility Amendment and Second Amendment, dated May 14, 2019, by and among Malibu Boats, LLC, Malibu Boats Holdings, LLC, the other guarantors party thereto, the lenders party thereto, and SunTrust Bank, as administrative agent, swingline lender and issuing bank

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Malibu Boats, Inc.

Date: May 15, 2019	By:	/s/ Jack Springer
Jack Springer
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Second Incremental Facility Amendment and Second Amendment, dated May 14, 2019, by and among Malibu Boats, LLC, Malibu Boats Holdings, LLC, the other guarantors party thereto, the lenders party thereto, and SunTrust Bank, as administrative agent, swingline lender and issuing bank